HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                         FOR:     Henry Schein, Inc.
                                         CONTACT: Steven Paladino
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                                  steve.paladino@henryschein.com
                                                  (631) 843-5500

                                                  Susan Vassallo
                                                  Manager, Investor and
                                                  Public Relations
                                                  susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                             (631) 843-5562


                 HENRY SCHEIN REPORTS FOURTH QUARTER DILUTED EPS
                     OF $0.79, UP 18% ON A COMPARABLE BASIS

                   Net sales increase 27% to $946.9 million;
                internal sales growth of 18% in local currencies

MELVILLE, N.Y. - March 2, 2004 - Henry Schein, Inc. (Nasdaq NM: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter and year ended December 27, 2003.
     Net sales for the fourth quarter of 2003 were a record $946.9 million, an increase of 26.7% from the fourth quarter of 2002. In local currencies, net sales increased 22.9% including 18.0% internal growth.
     Dental sales increased 16.8%, or 15.6% in local currencies (11.6% internal growth). In local currencies, Dental consumable merchandise sales increased 12.7% (7.4% internal growth) and Dental equipment sales were up 23.8%, all internally generated.
     Medical sales increased 34.7% (29.8% internal growth), International sales improved 38.3% or 18.0% in local currencies (10.0% internal growth), and Technology and Value-Added Services sales grew 4.0%.
     Net income for the fourth quarter of 2003 was $35.5 million or $0.79 per diluted share. Both net income and diluted EPS were up approximately 15%, or approximately 18% on a comparable basis. (See Exhibit B for details.)
     "Excellent growth in sales and earnings during the fourth quarter concludes a year of outstanding financial performance, marking the 14th consecutive quarter of net income and EPS growth in the high teens to 20% range on a comparable basis," said Stanley M. Bergman, Chairman, Chief Executive Officer and President of Henry Schein. "I am extremely pleased to report market share gains in our Dental, Medical and International Business Groups, with internal sales growth at a multiple of estimated market growth rates. This internal growth was complemented by our strategic acquisitions of Damer & Cartwright Pharmaceutical and American Medical Services, both completed in the fourth

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

quarter of 2003, which provide us entree into the high-growth specialty and oncology pharmaceutical distribution markets. Also, our strategic acquisitions of Colonial Surgical and Hager Dental, completed in mid-year 2003, expand our market share in the important glove product category and strengthen our European operations specifically in the German equipment full service sector, respectively," continued Mr. Bergman.
     Operating margin for the fourth quarter reflects a change in product sales mix in our Technology and Value Added Services group and the injectable pharmaceutical component of our Medical group, as well as strategic investments in expanding our European technology and infrastructure. "Our increasing presence in the injectable pharmaceutical marketplace expands our product offerings and brings additional benefits in sales of companion products" commented Mr. Bergman, "while the European investments will facilitate the continued success of our International strategy."
     For the full year 2003, net sales were $3.35 billion, an increase of 18.7% from 2002. In local currencies, net sales increased 15.4% including 13.0% internal growth. Highlighting the full year sales growth were local currency internal sales growth of 8% for our Dental Group (including 5% growth in merchandise and 17% growth in equipment sales and service revenue) and 21% internal growth for our Medical Group. "Sales at our Dental and Medical Groups were bolstered by a growing number of field sales consultants, a continued commitment to education and sales training, and our investments in technology. Medical Group sales were further impacted by our growing presence in the injectable pharmaceutical distribution marketplace," said Mr. Bergman.
     For the year, International local currency internal sales growth of 7% was highlighted by particular strength in France, Spain, and Austria. "Including completed and announced acquisitions, our International Group is becoming increasingly important to our company as our global presence continues to expand. We continue to expect a mid-year closing for the acquisition of the demedis/EDH Group, which we announced in early January." Mr. Bergman added.
     Net income from continuing operations for the full year 2003 was $139.5 million, up 18.3% (19.5% on a comparable basis) compared with 2002. Diluted EPS for 2003 was $3.10, up 17.9% (19.3% on a comparable basis) over the prior year.
     "This past year also marked a strengthening of our board of directors with the appointments of Dr. Margaret Hamburg and Dr. Louis Sullivan, both leaders in the healthcare field. We look forward to benefiting from their valuable insight and contributions," Mr. Bergman concluded.
     The Company reported that under a repurchase program of up to two million shares of common stock announced on March 12, 2003, during the fourth quarter 51,500 shares were repurchased at an average price of $67.85 per share. The impact of this share repurchase on fourth quarter diluted EPS was not significant. Through the close of the fourth quarter, the Company has repurchased 1,335,000 shares under this initiative.

                                       2
                                     -more-

2004 EPS Guidance
     Henry Schein confirmed 2004 financial guidance as previously announced on January 8, 2004. Assuming the acquisition of the demedis/EDH Group closes by the end of the second quarter of 2004, Henry Schein expects full-year 2004 earnings per diluted share of $3.57 to $3.63. This represents growth of 15% to 17% compared with 2003 results. The Company noted that this 2004 EPS guidance is for current operations and the acquisition of the demedis/EDH Group, and does not include the impact of other potential future acquisitions.

Fourth Quarter Conference Call Webcast
     The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
     Henry Schein, Inc. is the largest distributor of healthcare products and services to office-based practitioners in the combined North American and European markets. Recognized for its excellent customer service and low prices, the Company's four business groups--Dental, Medical, International and Technology--serve more than 425,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $3.4 billion in 2003.
     The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 90,000 national and Henry Schein private-brand products.
     Henry Schein also offers a wide range of innovative value-added practice solutions, including such leading practice management software systems as DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics, which are installed in over 50,000 practices; and ArubA(R), Henry Schein's electronic catalog and ordering system.
     Headquartered in Melville, N.Y., Henry Schein employs nearly 8,000 people in 16 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

     Certain information contained herein includes information that is forward-looking. The matters referred to in forward-looking statements may be affected by the risks and uncertainties involved in the Company's business. These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company's Securities and Exchange Commission filings.

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                               (TABLES TO FOLLOW)

                                                       HENRY SCHEIN, INC.
                                                CONSOLIDATED STATEMENTS OF INCOME
                                              (in thousands, except per share data)

                                                          Three Months Ended                   Years Ended
                                                       ---------------------------     ---------------------------
                                                       December 27,   December 28,     December 27,   December 28,
                                                           2003           2002             2003           2002
                                                       ------------   ------------     ------------   ------------
                                                        (unaudited)   (unaudited)

Net sales ..........................................   $   946,924    $   747,403      $ 3,353,805    $ 2,825,001
Cost of sales ......................................       693,176        539,757        2,426,611      2,030,097
                                                       -----------    -----------      -----------    -----------
       Gross profit ................................       253,748        207,646          927,194        794,904
Operating expenses:
    Selling, general and administrative ............       194,664        157,849          693,475        598,635
    Merger, integration and restructuring costs ....          --             (734)            --             (734)
                                                       -----------    -----------      -----------    -----------
       Operating income ............................        59,084         50,531          233,719        197,003
Other income (expense) (1):
    Interest income ................................         2,236          2,990            8,746         10,446
    Interest expense ...............................        (4,171)        (3,978)         (18,311)       (17,960)
    Other, net .....................................           367            (77)           1,622            940
                                                       -----------    -----------      -----------    -----------
       Income before taxes, minority interest,
         equity in earnings of affiliates and loss
         on sale of discontinued operation .........        57,516         49,466          225,776        190,429
Taxes on income from continuing operations .........       (21,396)       (17,982)         (84,378)       (70,510)
Minority interest in net income of subsidiaries ....          (833)          (753)          (2,807)        (2,591)
Equity in earnings of affiliates ...................           255            232              931            659
                                                       -----------    -----------      -----------    -----------
Net income from continuing operations ..............        35,542         30,963          139,522        117,987
Loss on sale of discontinued operation,
   net of tax ......................................          --             --             (2,012)          --
                                                       -----------    -----------      -----------    -----------
Net income .........................................   $    35,542    $    30,963      $   137,510    $   117,987
                                                       ===========    ===========      ===========    ===========


Net income from continuing operations per
   common share:
    Basic ..........................................   $      0.81    $      0.70      $      3.19    $      2.71
                                                       ===========    ===========      ===========    ===========
    Diluted ........................................   $      0.79    $      0.69      $      3.10    $      2.63
                                                       ===========    ===========      ===========    ===========

Loss on sale of discontinued operation, net
   of tax per common share:
    Basic ..........................................   $      --      $      --        $     (0.04)   $      --
                                                       ===========    ===========      ===========    ===========
    Diluted ........................................   $      --      $      --        $     (0.04)   $      --
                                                       ===========    ===========      ===========    ===========

Net income per common share:
    Basic ..........................................   $      0.81    $      0.70      $      3.15    $      2.71
                                                       ===========    ===========      ===========    ===========
    Diluted ........................................   $      0.79    $      0.69      $      3.06    $      2.63
                                                       ===========    ===========      ===========    ===========

Weighted average common shares outstanding:
    Basic ..........................................        43,717         43,956           43,709         43,489
                                                       ===========    ===========      ===========    ===========
    Diluted ........................................        45,045         45,101           44,988         44,872
                                                       ===========    ===========      ===========    ===========

(1) Reflects elimination of intercompany interest income and interest expense for the three months and twelve months ended December 27, 2003 that was not eliminated in our press release issued March 2, 2004. This elimination had no effect on any other item on the consolidated statements of income including net income or earnings per share.


                                        4
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

                                                   HENRY SCHEIN, INC.
                                               CONSOLIDATED BALANCE SHEETS
                                     (in thousands, except share and per share data)

                                                                      December 27,    December 28,
                                                                          2003            2002
                                                                      ------------    ------------
ASSETS
Current assets:
    Cash and cash equivalents ....................................    $   157,351     $   200,651
    Marketable securities ........................................          3,012          31,209
    Accounts receivable, net of reserves of $43,203 and $36,200 ..        467,085         368,263
    Inventories, net .............................................        385,846         323,080
    Deferred income taxes ........................................         30,559          29,919
    Prepaid expenses and other ...................................        112,631          74,407
                                                                      -----------     -----------
            Total current assets .................................      1,156,484       1,027,529
Property and equipment, net ......................................        154,205         142,532
Goodwill .........................................................        398,888         302,687
Other intangibles, net ...........................................         37,551           7,661
Investments and other ............................................         72,242          77,643
                                                                      -----------     -----------
            Total assets .........................................    $ 1,819,370     $ 1,558,052
                                                                      ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable .............................................    $   278,163     $   243,166
    Bank credit lines ............................................          6,059           4,790
    Current maturities of long-term debt .........................          3,253           2,662
    Accruals:
       Payroll and related expenses ..............................         68,214          53,954
       Taxes .....................................................         45,969          32,196
       Other expenses ............................................        117,530          86,562
                                                                      -----------     -----------
            Total current liabilities ............................        519,188         423,330
Long-term debt ...................................................        247,100         242,561
Other liabilities ................................................         37,432          24,196

Minority interest ................................................         11,532           6,748
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 authorized,
       none outstanding ..........................................           --              --
   Common stock, $.01 par value, 120,000,000 authorized,
        43,761,973 and 44,041,591 outstanding ....................            438             440
   Additional paid-in capital ....................................        445,118         436,554
   Retained earnings .............................................        533,654         430,389
   Treasury stock, at cost, 0 and 62,479 shares ..................           --            (1,156)
   Accumulated other comprehensive income (loss) .................         24,999          (4,794)
   Deferred compensation .........................................            (91)           (216)
                                                                      -----------     -----------
            Total stockholders' equity ...........................      1,004,118         861,217
                                                                      -----------     -----------
            Total liabilities and stockholders' equity ...........    $ 1,819,370     $ 1,558,052
                                                                      ===========     ===========

NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

                                        5
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
                        HENRY SCHEIN, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (in thousands)

                                                                         Three Months Ended                Years Ended
                                                                     ---------------------------   ---------------------------
                                                                     December 27,   December 28,   December 27,   December 28,
                                                                         2003           2002           2002          2003
                                                                     ------------   ------------   ------------   ------------
                                                                     (unaudited)    (unaudited)
Cash flows from operating activities of continuing
    operations:
    Net income .....................................................  $  35,542      $  30,963      $ 137,510      $ 117,987
          Loss on sale of discontinued operation, net of tax .......       --             --            2,012           --
                                                                      ---------      ---------      ---------      ---------
    Net income from continuing operations ..........................     35,542         30,963        139,522        117,987
    Adjustments to reconcile net income to net cash
       provided by operating activities of continuing operations:
    Depreciation and amortization ..................................     10,887          8,186         36,843         28,272
    Provision for losses and allowances on trade receivables .......      2,174          3,848          6,548          8,962
    Stock issued to ESOP trust .....................................       --             --            2,300          1,340
    Provision for deferred income taxes ............................     (1,438)         2,373          5,524            226
    Undistributed earnings of affiliates ...........................       (255)          (232)          (931)          (659)
    Minority interest in net income of subsidiaries ................        833            753          2,807          2,591
    Other ..........................................................      2,107            176          2,005            145
    Changes in operating assets and liabilities,
       net of effect of acquisitions:
          Accounts receivable ......................................     46,130         46,244        (69,543)        (6,714)
          Inventories, net .........................................     (1,325)        (4,939)       (28,781)       (23,075)
          Other current assets .....................................    (21,850)        (9,783)       (16,957)       (18,445)
          Accounts payable and accruals ............................     37,947         (8,570)        49,506         24,039
                                                                      ---------      ---------      ---------      ---------
Net cash provided by operating activities
    of continuing operations .......................................    110,752         69,019        128,843        134,669
                                                                      ---------      ---------      ---------      ---------
Cash flows from investing activities:
    Purchases of capital expenditures ..............................     (9,933)       (11,283)       (38,978)       (47,543)
    Payments for business acquisitions, net of cash acquired .......    (50,383)        (1,337)      (118,180)       (36,224)
    Purchases of marketable securities .............................       (528)        (4,918)       (39,667)       (55,211)
    Proceeds from sales of marketable securities ...................     20,515           --           40,619           --
    Proceeds from maturities of marketable securities ..............        900           --           39,030           --
    Other, including discontinued operation ........................       (275)          (733)          (946)        (3,780)
                                                                      ---------      ---------      ---------      ---------
Net cash used in investing activities ..............................    (39,704)       (18,271)      (118,122)      (142,758)
                                                                      ---------      ---------      ---------      ---------
Cash flows from financing activities:
    Principal payments on long-term debt ...........................     (1,481)          (553)        (8,667)       (14,941)
    Proceeds from issuance of stock upon exercise
       of stock options ............................................      3,970          1,369         22,348         34,122
    Net (payments on) proceeds from bank borrowings ................       (862)        (1,349)          (180)           394
    Payments for repurchases of common stock .......................     (4,027)          --          (61,754)          --
    Other ..........................................................         (4)         1,865           (122)          (892)
                                                                      ---------      ---------      ---------      ---------
Net cash (used in) provided by financing activities ................     (2,404)         1,332        (48,375)        18,683
                                                                      ---------      ---------      ---------      ---------
Net change in cash and cash equivalents ............................     68,644         52,080        (37,654)        10,594
Effect of exchange rate changes on cash and cash
   equivalents .....................................................     (4,150)          (728)        (5,646)        (3,310)
Cash and cash equivalents, beginning of period .....................     92,857        149,299        200,651        193,367
                                                                      ---------      ---------      ---------      ---------
Cash and cash equivalents, end of period ...........................  $ 157,351      $ 200,651      $ 157,351      $ 200,651
                                                                      =========      =========      =========      =========

NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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
Exhibit A

                               HENRY SCHEIN, INC.
                        2003 Fourth Quarter and Full Year
                 Details of "Comparable Basis" Growth Comparison
                              Net Sales by Category
                                 (in thousands)
                                   (unaudited)


                                            Fourth Quarter          %                Full Year              %
                                           2003         2002      Growth         2003          2002       Growth

Net Sales As Reported
----------------------------------------------------------------------------------------------------------------
Dental                                  $ 379,494    $ 324,991     16.8%      $1,364,812    $1,227,273     11.2%
Medical                                   380,175      282,322     34.7%       1,338,084     1,093,956     22.3%
International                             167,447      121,043     38.3%         576,628       437,046     31.9%
Technology                                 19,808       19,047      4.0%          74,281        66,726     11.3%
                                        ---------    ---------                ----------    ----------
Total                                   $ 946,924    $ 747,403     26.7%      $3,353,805    $2,825,001     18.7%
----------------------------------------------------------------------------------------------------------------


Add: Technology Sales Methodology (1)
Dental                                       --           --                        --      $    1,449
Medical                                      --           --                        --            --
International                                --           --                        --            --
Technology                                   --           --                        --           2,031
                                                                                            ----------
Total                                        --           --                        --           3,480


Net Sales Comparable Basis
----------------------------------------------------------------------------------------------------------------
Dental                                  $ 379,494    $ 324,991     16.8%      $1,364,812    $1,228,722     11.1%
Medical                                   380,175      282,322     34.7%       1,338,084     1,093,956     22.3%
International                             167,447      121,043     38.3%         576,628       437,046     31.9%
Technology                                 19,808       19,047      4.0%          74,281        68,757      8.0%
                                        ---------    ---------                ----------    ----------
Total                                   $ 946,924    $ 747,403     26.7%      $3,353,805    $2,828,481     18.6%
----------------------------------------------------------------------------------------------------------------

(1) As part of the Company's Dental marketing initiative, MarketOne, effective at the beginning of the third quarter of 2002, certain technology and equipment products are being sold directly to end-user customers rather than through resellers. This had no impact on net income since the increase in net sales was directly offset by an increase in commission expense.

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
Exhibit B

                               HENRY SCHEIN, INC.
                        2003 Fourth Quarter and Full Year
                 Details of "Comparable Basis" Growth Comparison
                            Income Statement Summary
                     (in thousands, except per share data)
                                   (unaudited)

                                                   Fourth Quarter         %              Full Year               %
                                                   2003        2002     Growth         2003      2002          Growth
As Reported
------------------------------------------------------------------------------------------------------------------------
Net Sales                                       $ 946,924   $ 747,403    26.7%      $3,353,805    $2,825,001    18.7%
Operating Income                                   59,084      50,531    16.9%         233,719       197,003    18.6%
Margin                                               6.2%        6.8%      -52 bp         7.0%          7.0%        0 bp
Net Income from Continuing Operations           $  35,542   $  30,963    14.8%      $  139,522    $  117,987    18.3%
Diluted EPS from Continuing Operations               0.79        0.69    14.5%            3.10          2.63    17.9%
Net Income                                         35,542      30,963    14.8%         137,510       117,987    16.5%
Diluted EPS                                          0.79        0.69    14.5%            3.06          2.63    16.3%
------------------------------------------------------------------------------------------------------------------------


Add: Technology Sales Methodology (1)
Net Sales                                            --          --                       --      $    3,480
Operating Income                                     --          --                       --            --
Net Income from Continuing Operations                --          --                       --            --
Diluted EPS from Continuing Operations               --          --                       --            --
Net Income                                           --          --                       --            --
Diluted EPS                                          --          --                       --            --


Subtract: Gains on Real Estate Transactions (2)
Net Sales                                            --          --                       --            --
Operating Income                                     --          --                       --            --
Net Income from Continuing Operations                --          --                 $     (454)   $     (890)
Diluted EPS from Continuing Operations               --          --                      (0.01)        (0.02)
Net Income                                           --          --                       (454)         (890)
Diluted EPS                                          --          --                      (0.01)        (0.02)


Subtract: Restructuring Accrual Reversal (3)
Net Sales                                            --          --                       --            --
Operating Income                                     --     $    (734)                    --      $     (734)
Net Income from Continuing Operations                --          (734)                    --            (734)
Diluted EPS from Continuing Operations               --         (0.02)                    --           (0.02)
Net Income                                           --          (734)                    --            (734)
Diluted EPS                                          --         (0.02)                    --           (0.02)


Comparable Basis
------------------------------------------------------------------------------------------------------------------------
Net Sales                                       $ 946,924   $ 747,403    26.7%      $3,353,805    $2,828,481    18.6%
Operating Income                                   59,084      49,797    18.6%         233,719       196,269    19.1%
Margin                                               6.2%        6.7%      -42 bp         7.0%          6.9%        3 bp
Net Income from Continuing Operations           $  35,542   $  30,229    17.6%      $  139,068    $  116,363    19.5%
Diluted EPS from Continuing Operations               0.79        0.67    17.9%            3.09          2.59    19.3%
Net Income                                         35,542      30,229    17.6%         137,056       116,363    17.8%
Diluted EPS                                          0.79        0.67    17.9%            3.05          2.59    17.8%
------------------------------------------------------------------------------------------------------------------------


(1) As part of the Company's Dental marketing initiative, MarketOne, effective at the beginning of the third quarter of 2002, certain technology and equipment products are being sold directly to end-user customers rather than through resellers. This had no impact on net income since the increase in net sales was directly offset by an increase in commission expense.

(2) In the third quarter of 2002, there was a $1.4 million pre-tax ($890 thousand after-tax) gain primarily related to the settlement of a real estate transaction. In the first quarter of 2003, there was a $726 thousand pre-tax ($454 thousand after-tax) gain also related to a real estate transaction. Both gains were included in the "Other, net" line on the income statements.

(3) In the fourth quarter of 2002, we recorded a net credit related to a reversal of previously accrued merger, integration and restructuring costs.

                                       ###